UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SOHO HOUSE & CO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Hi everyone,

Today we’ve shared some big news — Soho House is planning to become a private company again.

While it’s an important step for our future, it doesn’t change how we work today. Our Houses will keep operating as they always do, and our members will continue to receive the warm welcome and service that they expect.

We’ve done a lot of work to improve Soho House since we listed on the New York Stock Exchange back in 2021. We’ve become a stronger, more profitable business, given members more to enjoy in and out of our Houses, and been thoughtful about how and where we grow.

Two years ago we decided to slow growth and reduce the number of Houses we opened each year, which avoided high costs and unnecessary pressure on our development, design, operations and membership teams. Instead, we focused on opening large and experiential Houses like Ibiza, Sao Paolo, Mexico City, Nashville, Paris and Rome, which are some of the best we’ve designed and reflect everything we’ve learned about creating spaces our members love.

We’ve also invested in improving the Houses we already have — particularly in London, New York and Los Angeles. And, we’ve improved the quality of our event programming and put on some incredible moments and experiences that only Soho House can do.

Behind the scenes, we’ve been making big improvements to make your jobs easier by transforming our finance and operational systems, which also helps us deliver a more premium and personalised level of service in the Houses.

Going private helps us build on all this great work that you have delivered, and gives us the freedom to think long-term and keep investing in our Houses, our events, and our teams.

Our new partners - MCR Hotels, Apollo, Goldman Sachs and a fund led by Ashton Kutcher - are some of the world’s most respected hospitality companies and investors, who believe in Soho House and what makes us special. Together, they are acquiring the company’s public shares and I will share more news about the transaction process which we expect to complete in the coming months.

Members may have questions about this news when they visit the Houses, so please pass them onto Soho Support who can help respond.

Saying Goodbye to Thomas Allen and introducing Neil Thomson

Today we’re also welcoming a new Chief Financial Officer, and saying goodbye to Thomas Allen.

Thomas joined us as Chief Financial Officer in 2022, a year after we listed on the New York Stock Exchange. His knowledge and expertise of the US financial markets has been invaluable as we navigated life as a public company. As we move to going private again, Thomas has decided to pursue other things and spend more time at home in Miami. I am beyond grateful for everything Thomas has done to support Soho House over the last three years - we are a stronger, more profitable company thanks to his many contributions.

Joining us as Chief Financial Officer is Neil Thomson. Neil has spent 30 years in hospitality, leading finance teams at a number of well-known US and international F&B brands. We’re excited to learn from him and benefit from his experience as we grow the business. Neil will be based in the 180 Support Office so please give him a warm welcome when you see him around.

I want to take this opportunity to thank you for everything you all do for Soho House. I really appreciate your passion, hard work and commitment and am excited about what the future holds for all of us.

Best, Andrew

Cautionary Note Regarding Forward-Looking Statements:

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal year 2025, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended December 29, 2024 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It:

In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive version of the Proxy Statement will be sent to the stockholders of the Company seeking their approval of the proposed transaction and other related matters. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at www.sohohouseco.com or by contacting the Company by submitting a message at ir@sohohouseco.com.

Participants in the Solicitation:

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the SEC on April 28, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/ edgar/data/0001846510/000114036125016070/ny20041589x1_def14a.htm. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2024, which was filed with the SEC on March 31, 2025 (and which is available at https:// www.sec.gov/ix?doc=/Archives/edgar/data/0001846510/000095017025047906/ shco-20241229.htm), and in the sections entitled “Executive and Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” included in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed with the SEC on April 28, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001846510/000114036125016070/ ny20041589x1_def14a.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the Proxy Statement, the Schedule 13E-3 and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.